Exhibit 99.1

Papa Johns Announces Completion of Amended Credit Facilities,
Further Strengthening Financial Foundation to Support Execution of Strategic Objectives

Renews Existing $600 Million Revolving Credit Facility through 2030

Secures Additional $200 Million Senior Secured Term Loan

LOUISVILLE, Ky. – March 27, 2025 – Papa Johns International, Inc. (Nasdaq: PZZA) (“Papa Johns®”) (the “Company”) today announced that it has completed the closing of an amended credit agreement in a transaction that provides the Company with additional liquidity and strengthens its overall financial profile. With this agreement, the Company is well positioned to continue executing on its strategic priorities aimed at improving sales, identifying opportunities to ensure the restaurant economic model is strong, and driving profitable growth throughout the system.

The Company amended and restated its existing credit agreement (the “Amended Credit Agreement”) with its lenders and other agents party thereto. Pursuant to the Amended Credit Agreement, the maturity of the Company’s existing $600 million revolving credit facility has been extended for a new five-year term through 2030. The Amended Credit Agreement also provides the Company with a new $200 million senior secured term loan (the “Term Loan”) maturing in 2030. Proceeds from the Term Loan will be used to pay down existing borrowings under the revolving credit facility, which prior to closing, is similar to the Company’s year-end balance. This transaction is leverage neutral, while providing additional borrowing capacity under the revolver and extending the Company’s maturity profile.

“We’re pleased to have reached an agreement that provides us with additional financial strength and flexibility to execute on the important strategic priorities we outlined last year,” said Todd Penegor, President and Chief Executive Officer. “Papa Johns has established a strong foundation for success, including team members and franchisees who are passionate about creating great experiences for our customers. This agreement builds on the early progress we are seeing with our transformation strategy, and supports our continued investment in high-return opportunities that will better position us to deliver on our promise to be the best pizza makers in the business.”

“We appreciate the support that we’ve received from our banking partners, which reflects their confidence in our strong credit profile and balance sheet,” said Ravi Thanawala, Chief Financial Officer and EVP, International. “The successful refinancing of our revolver and new term loan provide Papa Johns with cost-effective capital that extends our credit facilities and debt maturity profile, bolsters our liquidity and gives us greater flexibility to deliver long-term value to our shareholders.”

Over the last several months, Papa Johns has taken meaningful steps to transform and realign the organization to drive improved sales and profitable growth across the Company’s restaurant system, including by:
•Focusing on our core product and premium innovation;
•Winning customers with a focus on quality and value;
•Investing in technology to create a seamless customer experience;
•Differentiating and enhancing the customer’s digital experience;
•Accelerating Domestic development by evolving the franchisee base; and
•Transforming International with a narrow and deep focus on the most impactful markets.

Additional details regarding the Amended Credit Agreement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Papa Johns
Papa Johns International, Inc. (Nasdaq: PZZA) opened its doors in 1984 with one goal in mind: BETTER INGREDIENTS. BETTER PIZZA.® Papa Johns believes that using high-quality ingredients leads to superior quality pizzas. Its original dough is made of only six ingredients and is fresh, never frozen. Papa Johns tops its pizzas with real cheese made from mozzarella, pizza sauce made with vine-ripened tomatoes that go from vine to can in the same day and meat free of fillers. It was the first national pizza delivery chain to announce the removal of artificial flavors and synthetic colors from its entire food menu. Papa Johns is co-headquartered in Atlanta, Ga. and Louisville, Ky. and is the world’s third-largest pizza delivery company with more than 6,000 restaurants in 51 countries and territories. For more information about the Company or to order pizza online, visit www.papajohns.com or download the Papa Johns mobile app for iOS or Android.

Forward-Looking Statements
Certain matters discussed in this press release and other Company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “outlook”, “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to business and operational performance, profit margins, net unit growth, unit level performance, capital expenditures, restaurant and franchise development, franchisee relations, International business initiatives, executive leadership changes, the effectiveness of our transformation strategy and other business initiatives, investments in technology and other opportunities, marketing efforts and investments, liquidity, compliance with debt covenants, and the results of our strategic decisions and actions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

Our forward-looking statements are based on our assumptions which are based on currently available information. Actual outcomes and results may differ materially from those matters expressed or implied in our forward-looking statements as a result of various factors, including the risks, uncertainties and assumptions discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Media Contact:
Janelle Panebianco
Senior Director, External Communications
Papa Johns International
Janelle_Panebianco@papajohns.com

Investor Contact:
Sarah Burnett
Director, Investor Relations
Papa Johns International
investor_relations@papajohns.com